Huddleston & Co., Inc.
Petroleum and Geological Engineers
1 Houston Center
1221 McKinney, Suite 3700
Houston, Texas 77010
Phone (713) 209-1100 • Fax (713) 752-0828

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

Huddleston & Co., Inc. does hereby consent to the inclusion in this Registration Statement on Form S-1 of our reports dated February 23, 2009, of Southfield Energy Corporation, relating to our estimates of reserves as of 1/1/2008 and 1/1/2009, and to all references to our firm included in this Registration Statement.

HUDDLESTON & CO., INC.
Texas Registered Engineering Firm F-1024

By: John P. Krawtz, P.E.
Vice President
Texas Reg. No. 67593

Houston, Texas
January 28, 2010